                                                                     EXHIBIT 3.3

                                  iPCS, INC.

                          CERTIFICATE OF DESIGNATIONS
                                    OF THE
             SERIES A-1 CONVERTIBLE PARTICIPATING PREFERRED STOCK,
                           PAR VALUE $0.01 PER SHARE

                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware

     iPCS, Inc., a Delaware corporation (the "Company"), acting pursuant to
                                              -------
Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby submit the following Certificate of Designations of its
 ----
Series A-1 Convertible Participating Preferred Stock.

     FIRST:  The name of the Company is iPCS, Inc.

     SECOND: By unanimous consent of the Board of Directors of the Company (the "Board"), dated as of July 11, 2000, the following resolutions were duly
 -----
adopted:

     WHEREAS, the Certificate of Incorporation of the Company (the "Certificate
                                                                    -----------
of Incorporation") authorizes 50,000,000 shares of preferred stock, issuable
----------------
from time to time in one or more series;

     WHEREAS, the Board is authorized, subject to certain limitations prescribed by law and certain provisions of the Certificate of Incorporation, to establish and fix the number of shares to be included in any series of preferred stock and the designations, rights, preferences, powers, restrictions and limitations of the shares of such series; and

     WHEREAS, the Board deems it advisable to establish a series of preferred stock, designated as Series A-1 Convertible Participating Preferred Stock, and a number of shares constituting such Series A-1 Convertible Participating Preferred Stock shall be 35,000,000.

     NOW, THEREFORE, BE IT RESOLVED, that the series of preferred stock designated as Series A-1 Convertible Participating Preferred Stock is hereby authorized and established; and

     FURTHER, RESOLVED, that the Board does hereby fix and determine the designations, rights, preferences, powers, restrictions and limitations of the Series A-1 Convertible Participating Preferred Stock as follows:

          1.   Ranking. The Series A-1 Convertible Participating Preferred Stock
               -------
(hereinafter in this Certificate of Designations called the "Series A-1
                                                             ----------
Preferred Stock") shall rank, with respect to dividends and distributions upon
---------------
the liquidation, winding-up and dissolution of the Company, (i) senior to the Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and
                                                              ------------
to each other class or series of stock of the Company (including any series of preferred stock established after July 12, 2000 by the Board) the terms of which do not expressly provide that it ranks senior to or on a parity with the Series A-1 Preferred Stock as to dividends or
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distributions upon the liquidation, winding-up or dissolution of the Company
(collectively referred to as "Junior Securities"); (ii) on a parity with the
                              -----------------
Series A-2 Convertible Participating Preferred Stock of the Company (the "Series
                                                                          ------
A-2 Preferred Stock" and, together with the Series A-1 Preferred Stock, the
-------------------
"Preferred Stock"), if any, and with any other class or series of stock of the
 ---------------
Company, the terms of which expressly provide that such class or series will rank on a parity with the Series A-1 Preferred Stock as to dividends or distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to any class
                              -----------------
or series of stock of the Company, the terms of which expressly provide that such class or series will rank senior to the Series A-1 Preferred Stock as to dividends or distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").
                                      -----------------

          2.   Dividends. (a) Dividends shall be payable on each share of Series
               ---------
A-1 Preferred Stock at a rate per annum equal to 7.5% of the Preferred Liquidation Preference (as defined below) in effect as of the first day of each semi-annual period or such shorter period with respect to which such dividend is required to be paid. Each share of Series A-1 Preferred Stock shall have a "Stated Value" of $5.50. Such dividends shall be payable only in additional
 ------------
shares of Series A-1 Preferred Stock with the value of each such additional share being deemed to be equal to the Stated Value thereof. Dividends on each share of Series A-1 Preferred Stock shall accrue on a daily basis and be cumulative from the date of original issuance of such share of Series A-1 Preferred Stock (such date, the "Original Issue Date"), except as provided in
                                 -------------------
clause (f) below. Such dividends shall be payable, when, as and if declared by the Board, semi-annually on the fifteenth day of January and July (each, a "Dividend Payment Date") in each year commencing with a payment on January 15,
 ---------------------
2001 of dividends accrued from the Original Issue Date (except in the circumstances set forth in clause (f) below). Each such dividend shall be payable to the holders of record of shares of Series A-1 Preferred Stock as they appear on the share register of the Company on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable
                       -----------
on January 15 and July 15 of each year, the preceding December 31 and June 30, respectively.

          (b) The amount of dividends payable for each full dividend period for the Series A-1 Preferred Stock shall be computed by dividing the annual 7.5% rate by two. The amount of dividends payable for the initial dividend period, or any period shorter than a full dividend period, on the Series A-1 Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year and the actual number of days elapsed in the applicable period.

          (c) Dividends on the Series A-1 Preferred Stock shall accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for payment of such dividends and whether or not dividends are declared. Dividends shall accumulate and compound semi-annually to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Dividends on account of arrears for accrued dividends may be declared and paid at any time, without reference to any Dividend Payment Date, to the holders of record of shares of Series A-1 Preferred Stock on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board. The Company shall take all actions required or permitted under the General Corporation Law of Delaware to permit the payment of dividends on the Series A-1 Preferred Stock.

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          (d) No dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with the Series A-1 Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series A-1 Preferred Stock. When dividends are not paid in full as aforesaid upon the shares of the Series A-1 Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series A-1 Preferred Stock, all dividends declared upon shares of the Series A-1 Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series A-1
Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A-1 Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A-1 Preferred Stock and such other series of preferred stock bear to each other.

          (e) So long as any shares of the Series A-1 Preferred Stock are outstanding, no dividend (other than a dividend in Common Stock or in any other Junior Securities) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other Junior Securities, nor shall any Common Stock or any other Junior Securities or Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such securities) by the Company (except by conversion into or exchange for Junior Securities) unless, in each case, the full cumulative dividends on all outstanding shares of the Series A-1 Preferred Stock shall have been paid or declared and set aside for payment.

          (f) If the Conversion Date (as defined below) occurs pursuant to clause (i) of Section 5(b) before December 31, 2000, the accrued and unpaid dividends as of such Conversion Date on all shares of Series A-1 Preferred Stock shall be deemed not to have accrued and shall be automatically cancelled with no further action on the part of the Company or the holders of the Series A-1 Preferred Stock.

          (g) In addition to dividends paid in accordance with Section 2(a) above, when and if the Board shall declare a dividend or other distribution payable with respect to the then outstanding shares of Common Stock, the holders of the Series A-1 Preferred Stock shall be entitled to the amount of dividends or other distributions per share as would be payable on the number of shares of Common Stock into which each share of Series A-1 Preferred Stock could then be converted pursuant to Section 5 hereof.

          (h) (i) Subject to paragraph (ii) below, upon the first Change of Control prior to 2005, the Company shall promptly issue to each holder of Series A-1 Preferred Stock as a special dividend newly issued shares of Series A-1 Preferred Stock with an aggregate Stated Value equal to the amount of all unpaid dividends that would have been payable through July 12, 2005 to such holder on the shares of Series A-1 Preferred Stock held by such holder (including shares of Series A-1 Preferred Stock that would have been held by such holder at the time of such Change of Control assuming all dividends in arrears had been paid) at the time of such Change of Control, assuming the Board declares and pays all dividends payable on the Series A-1 Preferred Stock each semi-annual period (the "Special Dividend"). Such issuance shall be in addition to, and not in lieu of,
 ----------------
unpaid dividends payable from the date of such Change of Control on the Series A-1 Preferred Stock

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through July 12, 2005 and shall be made immediately prior to any applicable
Automatic Conversion (as defined below) resulting from the Change of Control. In no event will the Special Dividend be paid more than once.

          (ii) In connection with a Change of Control arising pursuant to the consummation of any Private Company Business Combination Transaction (as defined below), the Blackstone (as defined in the Investment Agreement) designees, if any, on the Board or, if Blackstone ceases to have the right to appoint any such designees, Blackstone, pursuant to a notice delivered within 15 Business Days of a request for such waiver made by the Company, shall be entitled in accordance with Section 8.3(ii) of the Stockholders Agreement (as defined below) to waive the application of the provisions of paragraph (i) above to such Change of Control on behalf of all holders of the Series A-1 Preferred Stock. In such case, the provisions of paragraph (i) above shall apply to the next Change of Control prior to July 12, 2005. Any such waiver by Blackstone shall be binding on all holders of the Series A-1 Preferred Stock.

          3.        Liquidation Preference.
                    ----------------------

          (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Securities, each holder of Series A-1 Preferred Stock shall be entitled to be paid out of the remaining assets of the Company legally available for distribution with respect to each share of Series A-1 Preferred Stock an amount in cash equal to the greater of (i) the sum of (A) the Stated Value plus (B) the aggregate Stated Value of any accrued but unpaid dividends on such share of Series A-1 Preferred Stock (whether or not declared) (such amount in this clause (i), the "Preferred Liquidation Preference") or (ii)
                                      --------------------------------
the amount such holder would have received with respect to such share of Series A-1 Preferred Stock upon liquidation, dissolution or winding up had such holder converted such share of Series A-1 Preferred Stock in accordance with the terms of Section 5 into shares of Common Stock (such greater amount, the "Liquidation
                                                                    -----------
Preference"). If, upon any such liquidation, dissolution or winding up of the
----------
Company, the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-1 Preferred Stock the full Liquidation Preference and the holders of all Parity Securities, including the Series A-2 Preferred Stock (if any), the full liquidation preference thereof, the holders of shares of Series A-1 Preferred Stock and any such other Parity Securities shall share ratably in any distribution of the remaining assets of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          (b) The value of any property not consisting of cash which is distributed by the Company to the holders of the Series A-1 Preferred Stock pursuant to Section 3(a) will equal the fair market value as determined by an independent valuation firm selected by the Company and reasonably acceptable to the members of the Board elected by the holders of the Series A-1 Preferred Stock or, if there are no such members, the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock.

          4.        Voting Rights.
                    -------------

          (a) Each outstanding share of Series A-1 Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which such share of Series A-1 Preferred Stock is convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters on which the holders of the Common Stock are entitled to vote.

          (b) The holders of outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (if any), voting together as a separate class, shall be entitled to elect two directors to the Board at a special meeting or annual meeting of stockholders called for the purpose of electing directors or at any special meeting of holders of Preferred Stock or by written consent, if the aggregate number of shares of Preferred Stock outstanding is more than 4,545,455 (such number subject to adjustment pursuant to subsections 5(f), (i) and (j)); provided that, if the aggregate number of shares of Preferred Stock that is outstanding on the applicable record date is equal to or less than 4,545,455 (such number subject to adjustment pursuant to subsections 5(f), (i) and (j)) but not less than 2,272,727 (such number subject to adjustment pursuant to subsections 5(f), (i) and (j)), the holders of outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (if any), voting together as a separate class, shall be entitled to elect one director to the Board and, if the aggregate number of shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (if any) that is outstanding on the applicable record date is less than 2,272,727 (such number subject to adjustment pursuant to subsections 5(f), (i) and (j)), the holders of outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (if any), voting together as a separate class, shall not be entitled to elect a director to the Board.

          (c) Unless otherwise provided by law, the vote or written consent of the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock, voting together as a separate class, shall be necessary for effecting or validating the following actions:

          (i) any amendment, alteration or change (including by way of merger or consolidation) to the rights, preferences, privileges or powers of Series A-1 Preferred Stock in any manner that adversely affects the shares of such series;

          (ii) any increase in the total number of authorized or issued shares of Series A-1 Preferred Stock, other than the issuance of additional shares of Series A-1 Preferred Stock pursuant to Section 2 hereof, and any decrease in the authorized shares of Series A-1 Preferred Stock;

          (iii) any authorization, creation or issuance (including by way of merger or consolidation) of any Senior Securities or Parity Securities, or any obligation or security convertible into or evidencing the right to purchase any Senior Securities or Parity Securities, other than the issuance of any shares of Series A-2 Preferred Stock pursuant to the Investment Agreement (as defined below) or pursuant to Section 2 of the Certificate of Designations establishing the Series A-2 Preferred Stock;

          (iv) any redemption, acquisition or other purchase of any share of capital stock or other equity security of the Company or any of its Subsidiaries (including warrants, options and other rights to acquire such capital stock or other equity securities but excluding shares of Preferred Stock), or any redemption, acquisition or making of any payment with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for (A) redemptions or repurchases of the capital stock or other equity securities of any of its Subsidiaries (1) that are held by the Company or any of its wholly-owned Subsidiaries or (2) by any of its Subsidiaries if such redemptions or repurchases are made pro rata with respect to all holders of such Subsidiary's capital stock or other equity interests and (B) redemptions, acquisitions or other purchases of equity securities of the Company (including warrants, options and other rights to acquire equity securities) owned by current or former directors or employees of the Company for consideration of up to $1,500,000 in the aggregate in any one year and up to $7,000,000 in the aggregate;

          (v) any amendment, repeal or alteration of the Company's Certificate of Incorporation (including by merger or consolidation) or bylaws in a manner that adversely affects the holders of the Series A-1 Preferred Stock;

          (vi) any voluntary liquidation, dissolution or winding up of the Company; or

          (vii) any arrangement or contract to do any of the foregoing, except if such arrangement or contract expressly provides that the undertaking of any of the foregoing is subject to prior approval in accordance with this Section 4(c).

          (d) (i) The foregoing rights of holders of Preferred Stock to approve any action as provided in subsections 4(b) and 4(c) may be exercised at any annual or special meeting of stockholders or at a special meeting of holders of the Preferred Stock or Series A-1 Preferred Stock, as applicable, held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Company, of the holders of the minimum number of shares required to take such action.

                   So long as such right to vote continues (and unless such right has been exercised by written consent of the holders of the minimum number of shares required to take such action), the Chief Executive Officer of the Company may call, and upon the written request of holders of record of at least 15% of the outstanding shares of Preferred Stock or Series A-1 Preferred Stock, as applicable, addressed to the Secretary of the Company at the principal office of the Company, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and on the notice provided by law and in the bylaws of the Company for the holding of meetings of stockholders.

               (ii) At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors as provided in subsection 4(b) or to take any action as provided in subsection 4(c), the presence in person or by proxy (or the written consent) of the holders of a majority of the outstanding Preferred Stock or Series A-1 Preferred Stock, as applicable, shall constitute a quorum of the Preferred Stock or Series A-1 Preferred Stock, as applicable. For taking any action as provided in subsections 4(b) and 4(c), each holder of outstanding shares of Preferred Stock or Series A-1 Preferred Stock, as applicable, shall have one vote for each share of such stock standing in his name on the share register of the Company as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which meeting is held; provided, however, that shares of Preferred Stock held by the Company or any Affiliate of the Company shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 4. If the holders of the outstanding shares of Series A-1 Preferred Stock fail to constitute a quorum in two duly called and notified consecutive meetings for the purpose of taking any action set forth in subsection 4(c), such action or actions shall be deemed approved by the holders of the Series A-1 Preferred Stock.

          Each director elected by the holders of outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (if any) as provided in subsection 4(b) shall, unless his term shall expire earlier in accordance with the provisions hereof, hold office for one year or until his successor, if any, is elected and qualified. A vacancy in any directorship elected by the holders of the Preferred Stock shall be filled only by vote or written consent of the holders of a majority of the outstanding shares of Preferred Stock. Any director elected by the holders of the Preferred Stock may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, at the time of removal. A special meeting of the holders of outstanding shares of Preferred Stock may be called for any of the above purposes in accordance with the procedures set forth in this subsection 4(d). The appropriate number of directors elected by the holders of outstanding shares of Series A-1 Preferred Stock and Series A-2 Preferred Stock (if any) shall resign upon the aggregate number of outstanding shares of Preferred Stock falling below the applicable thresholds provided under subsection 4(b).

               5.       Conversion Rights.
                        -----------------

               (a) Right to Convert. The holders of the Series A-1 Preferred
                   ----------------
Stock shall have conversion rights as follows (the "Conversion Rights"):
                                                    -----------------

               (i) Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, subject to compliance with this
                    Section 5, into fully paid and nonassessable shares of Common Stock at the then effective Conversion Rate (as defined below) (each such conversion, an "Optional
                                                              --------
                    Conversion"). The "Conversion Rate" shall equal an amount
                    ----------         ---------------
                    determined by dividing (i) the Stated Value plus,
                   except if the Conversion Date occurs pursuant to clause (i) of Section 5(b) before December 31, 2000 (in which case, as set forth in Section 2(f), the amount stated in this clause
                   (i) shall be the Stated Value), the aggregate Stated Value of any accrued and unpaid dividends (whether or not declared) on such share of Series A-1 Preferred Stock, by (ii) the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series A-1 Preferred Stock (the "Conversion Price") shall initially be
                                         ----------------
                   $5.50. Such initial Conversion Price shall be subject to adjustment as provided below.

          (ii) In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, as set forth in Section 3 above, the rights of a holder to convert the Series A-1 Preferred Stock shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A-1 Preferred Stock.

          (b)      Automatic Conversion.  Upon the earlier of:
                   --------------------

          (i)      a Qualified Public Offering (as defined below);

          (ii) the consummation of a Public Company Business Combination Transaction which has resulted in a Change of Control (other than pursuant to clause (vi) of the definition of Change of Control); and

          (iii) the consummation of a Private Company Business Combination Transaction which has resulted in a Change of Control (other than pursuant to clause (vi) of the definition of Change of Control) and with respect to which Blackstone has not exercised its rights in accordance with Section 2(h)(ii) hereof to waive the application of the provisions of paragraph (i) of Section 2(h) to such Change of Control on behalf of all holders of the Series A-1 Preferred Stock, each share of Series A-1 Preferred Stock shall automatically convert (an "Automatic Conversion") into fully paid and nonassessable shares of Common Stock
 --------------------
at the then effective Conversion Rate, subject to the prior receipt of all applicable approvals or authorizations, if any, of any Governmental Entity required in connection with any such Automatic Conversion.

          (c) Fractional Shares. No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of the Series A-1 Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

               (d)  Mechanics of Conversion.
                    -----------------------

               (i) In order to convert shares of Series A-1 Preferred Stock into shares of Common Stock, the holder shall surrender the certificate or certificates for such shares of Series A-1 Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with, in the case of an Optional Conversion, written notice that such holder elects to convert all or any number of the shares represented by such certificate or certificates. Such notice shall state the number of shares of Series A-1 Preferred Stock which the holder seeks to convert. In the event of an Automatic Conversion, (A) all shares of Series A-1 Preferred Stock shall be deemed converted, notwithstanding the failure of any holder thereof to surrender the certificate or certificates corresponding to such shares and (B) such holder shall be obligated to surrender such certificate or certificates as a condition to delivery of the certificate or certificates of shares of Common Stock into which such shares of Series A-1 Preferred Stock were converted. Certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized by the registered holder in writing. The date of receipt of such certificates and notice by the transfer agent or the Company, complying with the requirements hereof, shall be the conversion date ("Conversion Date"), except as to an Automatic
                           ---------------
                         Conversion, the Conversion Date for which shall be the date of occurrence of the event giving rise to the Automatic Conversion. As soon as practicable after the Conversion Date, the Company shall promptly issue and deliver to such holder at its address in the Company's registry or at such other address provided to the Company by such holder in writing a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the transfer agent or the Company of such certificates and notice complying with the requirements hereof with respect to the shares of Series A-1 Preferred Stock to be converted, and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock from and after such date.

               (ii) The Company shall at all times during which the Series A-1 Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A-1 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-1 Preferred Stock and all shares of Series A-1 Preferred Stock required to be issued for the payment of accrued dividends or which may be required to be issued pursuant to Section 2(h) above.

                         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. The Company shall endeavor to comply with all federal or state law or applicable governing rule or regulation of any national securities exchange or automated quotation system regulating the offer and delivery of shares of Common Stock upon conversion of the Series A-1 Preferred Stock and shall list such shares of Common Stock on each national securities exchange or automated quotation system on which the Common Stock is listed, if any.

               (iii) All shares of Series A-1 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, and if applicable, cash in lieu of any fractional shares of Common Stock. Any shares of Series A-1 Preferred Stock so converted shall be retired and canceled and shall not be reissued as Series A-1 Preferred Stock.

               (e)  Adjustments to Conversion Price for Diluting Issues.
                    ---------------------------------------------------

               (i)       Special Definitions. For purposes of this subsection
                         -------------------
                         5(e), the following definitions shall apply:


                         (A)  "Option" shall mean rights, options or warrants to
                              ------
                              subscribe for, purchase or otherwise acquire
                              Common Stock or Convertible Securities, excluding
                              (1) such rights, options or warrants issued with respect to acquisitions by the Company or a Subsidiary of assets or interests in a business or entity in arm's length bona fide transactions with an unaffiliated third party, or (2) such rights, options or warrants issued to current or former employees, directors or consultants of the Company or any of its Subsidiaries as approved by the Board or pursuant to plans or arrangements approved by the Board, (3) warrants to acquire Common Stock issued by the Company to Sprint Spectrum, L.P. pursuant to the Amended and Restated Addendum III to the Sprint PCS Management Agreement dated as of March 8, 2000 and (4) warrants to acquire Common Stock issued by the Company prior to or on the date of original issuance of the Series A-1 Preferred Stock in connection with the High Yield Financing (all such warrants under items (3) and (4), the "Excluded
                                                                     --------
                              Warrants").
                              ---------

                         (B)  "Convertible Securities" shall mean any evidences
                               -----------------------
                              of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock other than those described in clause (A) above, excluding (1) such evidences of indebtedness, shares or other securities issued with respect to acquisitions by the Company or any of its Subsidiaries of assets or interests in a business or entity in arm's length bona fide transactions with an unaffiliated third party, (2) such evidences of indebtedness, shares or other securities issued to current or former employees, directors or consultants of the Company or any of its Subsidiaries as approved by the Board or pursuant to plans or arrangements approved by the Board and (3) the Excluded Warrants.

                         (C)  "Additional Shares of Common Stock" shall mean
                               ---------------------------------
                              all shares of Common Stock issued (or, pursuant to subsection 5(e)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

                              (1) as a dividend or distribution on Series A-1 Preferred Stock or Series A-2 Preferred Stock;

                              (2) upon conversion of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock;

                              (3) to current or former employees, directors or consultants of the Company or any of its Subsidiaries, as approved by the Board or pursuant to plans or arrangements approved by the Board;

                              (4) with respect to acquisitions by the Company or any of its Subsidiaries of assets or interests in a business or entity in arm's length bona fide transactions with an unaffiliated third party; and

                              (5)   pursuant to the Excluded Warrants.


                         (D)  "Rights to Acquire Common Stock" (or "Rights")
                               ------------------------------       ------
                              shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant (other than the Excluded Warrants), option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance, excluding rights issued pursuant to any shareholder rights plan of the Company, such rights issued to current or former employees, directors or consultants of the Company or any of its Subsidiaries as approved by the Board or pursuant to plans or arrangements approved by the Board and any such rights issued with respect to acquisitions by the Company or any of its Subsidiaries of assets or interests in a business or entity in arm's length bona fide transactions with unaffiliated third parties.

                    (ii)   No Adjustment of Conversion Price. Notwithstanding
                           ----------------------------------
                           anything in this Certificate of Designations to the contrary, no adjustment in the Conversion Price shall be made by any means under this subsection 5(e), unless the consideration per share (determined pursuant to subsection 5(e)(v) below) received by the Company for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than $5.50 per share, subject to adjustment pursuant to this subsection 5(e), and subsections 5(f), (g),
                           (i) and (j) below or, if prior to such issuance, the Company receives written notice from the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock, voting together as a separate class, agreeing that no such adjustment shall be made as a result of such issuance of Additional Shares of Common Stock.

                    (iii)  Issuance of Securities Deemed Issuance of Additional
                           ----------------------------------------------------
                           Shares of Common Stock. If the Company at any time or
                           ----------------------
                           from time to time after the Original Issue Date issues any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or Rights to Acquire Common Stock or, in the case of Convertible Securities, issuable upon the conversion or exchange of such Convertible Securities, in each case, on the date of their issuance, shall be deemed to be the number of Additional Shares of Common Stock issued as of the time of such issue; provided, however, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 5(e)(v) hereof) that would be received by the Company for such Additional Shares of Common Stock upon such exercise, conversion or exchange would be less than $5.50 per share, subject to adjustment pursuant to this subsection 5(e) and subsections 5(f), (g), (i) and (j) below, and provided, further, that in any such case:

                           (A) no further adjustment in the Conversion Price
                               shall be made upon the subsequent issuance of shares of Common Stock upon the exercise of such Options or Rights to Acquire Common Stock or upon the conversion or exchange of such Convertible Securities;

                           (B) upon the expiration or termination of any
                               unexercised Option, Right to Acquire Common Stock or Convertible Security, the Conversion Price shall be adjusted immediately to reflect the applicable Conversion Price which would have been in effect had such Option,

                                   Right to Acquire Common Stock or Convertible
                                   Security (to the extent outstanding
                                   immediately prior to such expiration or
                                   termination) never been issued;

                           (C) if with respect to any Option, Right to Acquire Common Stock or Convertible Security, there shall have been an increase or decrease, with the passage of time or otherwise, in the consideration (determined pursuant to subsection 5(e)(v) below) payable upon the exercise, conversion or exchange thereof, then the Conversion Price then in effect shall be readjusted by (x) treating the Additional Shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Option, Right to Acquire Common Stock or Convertible Security as having been issued or issuable for the consideration actually received and receivable therefor and (y) treating any Option, Right to Acquire Common Stock or Convertible Security which remains outstanding as being subject to exercise, conversion or exchange on the basis of such revised consideration payable as shall be in effect at such time; and

                           (D) in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right to Acquire Common Stock or Convertible Security which were not exercised, converted or exchanged prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right to Acquire Common Stock or Convertible Security.

                    (iv)   Adjustment of Conversion Price upon Issuance of
                           -----------------------------------------------
                           Additional Shares of Common Stock. If the Company
                           ---------------------------------
                           shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 5(e)(iii), but excluding shares issued as a dividend or distribution as provided in subsection 5(g) or upon a stock split or combination as provided in subsection 5(f)), without consideration, or for a consideration per share less than $5.50 per share, subject to adjustment pursuant to this subsection 5(e) and subsections 5(f), (g),
                           (i) and (j), then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price then in effect by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued or deemed to be issued would purchase at $5.50 per share, subject to adjustment pursuant to this subsection 5(e) and subsections 5(f), (g), (i) and (j), and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (2) the number of such Additional Shares of Common Stock so issued or deemed to be issued.

                           Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                  (v)      Determination of Value of Consideration. For purposes
                           ---------------------------------------
                           of this subsection 5(e), the value of the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed as follows:

                           (A)      Cash and Property. Such consideration shall:
                                    -----------------

                                    (1)     insofar as it consists of cash, be
                                            computed at the aggregate of cash
                                            received and the net present value
                                            of cash receivable (utilizing a
                                            discount rate of 5% per annum) by
                                            the Company, excluding amounts paid
                                            or payable for accrued interest or
                                            accrued dividends;

                                    (2)     insofar as it consists of property
                                            other than cash (subject to clause
                                            (3) below), be computed at the fair
                                            market value thereof at the time of
                                            such issue, as determined in good
                                            faith by the Board;


                                    (3)     insofar as it consists of
                                            securities, be computed as follows:
                                            (x) if traded on a securities
                                            exchange or quotation system, based
                                            on the average of the closing prices
                                            of the securities on such exchange
                                            or quotation system over the 30
                                            trading day period ending on the
                                            trading day immediately preceding
                                            the day the computation is being
                                            made, (y) if traded
                                            over-the-counter, based on the
                                            average of the closing bid or sale
                                            prices (whichever is applicable)
                                            over the 45 trading day period
                                            ending on the trading day
                                            immediately preceding the day the
                                            computation is being made, and (z)
                                            the securities are not
                                            traded as set forth in (x) or (y)
                                            above, the fair market value thereof
                                            at the time of such issue, as
                                            determined in good faith by the
                                            Board; and

                                    (4)     in the event Additional Shares of
                                            Common Stock are issued together
                                            with other shares or securities or
                                            other assets of the Company for
                                            consideration which covers both, be
                                            the proportion of such consideration
                                            so received, computed as provided in
                                            clauses (1) through (3) above, as
                                            determined in good faith by the
                                            Board.

                           (B)      Options, Rights and Convertible Securities.
                                    ------------------------------------------
                                    The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 5(e)(iii), relating to Options, Rights to Acquire Common Stock and Convertible Securities, shall be determined by dividing

                                    (1)     the total amount, if any, received
                                            or receivable by the Company as
                                            consideration for the issuance of
                                            such Options, Rights or Convertible
                                            Securities, plus the aggregate
                                            amount of additional consideration
                                            expected to be payable to the
                                            Company (as determined in good faith
                                            by the Board) upon the exercise of
                                            such Options or Rights to Acquire
                                            Common Stock or upon the conversion
                                            or exchange of such Convertible
                                            Securities, by

                                    (2)     the maximum number of shares of
                                            Common Stock issuable upon the
                                            exercise of such Options or Rights
                                            to Acquire Common Stock or upon the
                                            conversion or exchange of such
                                            Convertible Securities.

                  (f) Adjustment for Stock Splits and Combinations. If the
                      --------------------------------------------
Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the time the subdivision or combination becomes effective.


                  (g) Adjustment for Certain Dividends and Distributions. In the
                      --------------------------------------------------
event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding on a fully diluted basis, immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus the number of such Additional Shares of Common Stock issued in payment of such dividend or distribution; provided that no such adjustment shall be made if the holders of the Series A-1 Preferred Stock receive such dividend or distribution. For purposes of this subsection (g), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (h) Adjustments for Other Dividends and Distributions. In the
                      -------------------------------------------------
event the Company at any time, or from time to time, after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or other assets or properties, then, and in each such event, provision shall be made so that the holders of shares of the Series A-1 Preferred Stock (whether then outstanding or thereafter issued) shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company or such other assets or properties that they would have received had their Series A-1 Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Series A-1 Preferred Stock; provided that no such adjustment shall be made if the holders of the Series A-1 Preferred Stock receive such dividend or distribution.

                  (i) Adjustment for Reclassification, Exchange or Substitution.
                      ---------------------------------------------------------
If the Common Stock issuable upon the conversion of the Series A-1 Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock and other securities and property, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend, merger, consolidation, asset sale or other transaction provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series A-1 Preferred Stock (whether then outstanding or thereafter issued) shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which all such shares of Series A-1 Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. In case of such change (other than a subdivision or combination of shares, stock dividend, merger, consolidation, asset sale or other transaction provided for elsewhere in this Section 5), appropriate adjustment will be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A-1 Preferred Stock after the capital reorganization, reclassification or other such change to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A-1 Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable.

         (j) Reorganizations, Mergers, Consolidations or Asset Sales. If at any
             -------------------------------------------------------
time after the Original Issue Date there is a merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets, reorganization or other business combination transaction, in each case involving the Common Stock (collectively, a "Capital Reorganization") (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares or other transaction provided for elsewhere in this
Section 5), as part of such Capital Reorganization, provision will be made so that the holders of Series A-1 Preferred Stock (whether then outstanding or thereafter issued) will thereafter be entitled to receive upon conversion of the Series A-1 Preferred Stock the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock or securities by the terms thereof. In case of any such Capital Reorganization (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares or other transaction provided for elsewhere in this
Section 5), appropriate adjustment will be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A-1 Preferred Stock after the Capital Reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A-1 Preferred Stock) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, and in the event that such Capital Reorganization does not result in an Automatic Conversion, each share of Series A-1 Preferred Stock shall become shares of preferred stock of such surviving entity, with the same powers, rights and preferences as provided herein.

         (k) No Effect on Dividends. Nothing in this Section 5 shall affect the
             ----------------------
continued accrual of dividends on the Series A-1 Preferred Stock in accordance with the terms of this Certificate of Designations.

         (l) Certificate as to Adjustments. Upon the occurrence of each
             -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish by certified or registered mail to each holder, if any, of Series A-1 Preferred Stock outstanding at such holder's address shown in the Company's registry, a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. Any objection to such computation contained in any such certificate shall be made in writing and shall be sent by mail to the Company at 121 West First Street, Suite 200, Geneseo, Illinois 61254, or such other address as shall be set forth in the certificate containing such computation, within 10 Business Days of receipt of such computation by the applicable holder or shall otherwise be deemed to be waived; provided that no such waiver shall take effect if all relevant information required to make a complete evaluation of the computation was not provided in the notice. The Company shall also, upon the reasonable written request of any holder of Series A-1 Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A-1 Preferred Stock. Despite such adjustment or readjustment, the form of each or all

Series A-1 Preferred Stock certificates, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate of Designations, which shall control.

         (m) Transfer Taxes. The Company shall pay any and all documentary,
             --------------
stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A-1 Preferred Stock pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series A-1 Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

         (n) Definition of Common Stock. For purposes of this Section 5, "Common
             --------------------------
Stock" includes any stock of any class of the Company which has no stated preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not by its terms subject to redemption by the Company. However, subject to the provision of subsection 5(j), shares issuable on conversion of shares of the Series A-1 Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the Original Issue Date, subject to adjustment in accordance with subsections 5(e) through 5(j) above; provided that, if at any time there shall be more than one resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         (o) No Adjustment Less Than Par Value. No adjustment in the Conversion
             ---------------------------------
Price shall reduce the Conversion Price below the then par value of the Common Stock.

         6. Redemption. (a) The Company shall redeem all then outstanding
            ----------
shares of Series A-1 Preferred Stock on July 12, 2011 (the "Redemption Date")
                                                            ---------------
for a cash amount per share of Series A-1 Preferred Stock equal to the Preferred Liquidation Preference.

         (b) The Company shall take such actions as are necessary (including, without limitation, conducting an appraisal of the assets and liabilities of the Company, if necessary) in order to establish the availability of funds legally available for any required redemption pursuant to Section 6(a) hereof.

         7. Notice. In the event that the Company takes any action which would
            ------
require an adjustment, pursuant to subsections 5(e) through 5(j) above that involves the setting of a record date, then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Series A-1 Preferred Stock, and shall cause to be mailed to the holders of the Series A-1 Preferred Stock at their last addresses as shown on the records of the Company, or such transfer agent, at least 10 days prior to the applicable record date a notice stating the record date for the applicable adjustment.

         8. Headings of Subdivisions. The headings of the various subdivisions
            ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         9. Severability of Provisions. If any of the voting powers, preferences
            --------------------------
and relative, participating, optional and other special rights of the holders of the Series A-1 Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of holders of the Series A-1 Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A-1 Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A-1 Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A-1 Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

         10. Mutilated or Missing Series A-1 Preferred Stock Certificates. If
             ------------------------------------------------------------
any of the Series A-1 Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A-1 Preferred Stock certificate, or in lieu of and substitution for the Series A-1 Preferred Stock certificate mutilated, lost, stolen or destroyed, a new Series A-1 Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A-1 Preferred Stock, but only upon receipt of evidence of such mutilation, loss, theft or destruction of such Series A-1 Preferred Stock certificate and indemnity, in each case reasonably satisfactory to the Company.

         11. Certain Definitions. As used in this Certificate of Designations,
             -------------------
the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

         "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         "Business Combination Transaction" shall mean any merger, consolidation, reorganization, recapitalization, spin-off, liquidation, joint venture, partnership, tender or exchange offer or asset or stock purchase, sale or exchange or any similar transaction or any series or combination of related transactions pursuant to any agreement between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other.

         "Business Day" shall mean any day except a Saturday, a Sunday, or other day on which commercial banks in the State of New York or Illinois are authorized or required by law or executive order to close.

         "Change of Control" shall mean the happening of any of the following events:

     (i)  any Person or "group" (as defined in Section 13(d) of the Exchange
          Act), excluding a Person who is Current Stockholder, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the aggregate voting power of securities (including the Common Stock) of the Company or of Geneseo Communications, Inc. or Cambridge Telcom, Inc.;

     (ii) Geneseo Communications, Inc., Cambridge Telcom, Inc. and their Affiliates as of the date hereof (the "Controlling Shareholders") collectively do not beneficially own more shares of voting securities of the Company than any other Person or "group" (as defined in Section 13(d) of the Exchange Act) (other than Blackstone (as defined in the Investment Agreement) and its Affiliates), which Person or group beneficially owns more than 35% of such voting securities;

    (iii) any transaction occurs that results in the stockholders of the Company or of Geneseo Communications, Inc. or Cambridge Telcom, Inc. immediately prior to such transaction being the holders of less than 50% of the aggregate voting power of securities of the resulting company immediately after such transaction;

    (iv) a majority of the members of the Board consists of individuals who are neither (A) members of the Board on the date hereof or appointed by Blackstone, (B) full time employees or directors of a Current Stockholder, but only if such employee or director is not an Affiliate of, associated with or employed by a Person (or an Affiliate thereof) who at such time is a stockholder of the Company but is not a Current Stockholder or (C) an individual who was requested to be placed on the Board by a Current Stockholder, but only if such individual is not an Affiliate of, associated with or employed by a Person (or an Affiliate thereof) who at such time is a stockholder of the Company but is not a Current Stockholder;

    (v) a merger, consolidation, sale of assets or other similar business combination transaction is consummated and, as a direct result, Timothy M. Yager ceases to be the Chief Executive Officer of the Company or its successor; or

    (vi) any liquidation, dissolution or winding up of the Company or any dividend or other distribution to stockholders of the Company of all or in excess of 50% of the Fair Market Value (as determined in accordance with Section 5.1(b) of the Stockholders

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

          Agreement) of the assets of the Company and its Subsidiaries, taken as a whole, in any transaction or series of related transactions..

          "Current Stockholder" shall mean (i) a Person who is a stockholder of the Company as of the date hereof and (ii) Affiliates of such Person as of the date hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Governmental Entity" means any court, department, body, board, bureau, administrative agency or commission and other governmental authority or instrumentality.

          "High Yield Financing" shall mean the 14% senior discount notes of the Company due 2010 and the accompanying warrants exercisable for Common Stock issued by the Company as described in the Company's offering memorandum dated July 10, 2000.

          "Investment Agreement" shall mean the Investment Agreement, dated as of July 12, 2000, among the Company, and the Purchasers (as defined therein).

          "Person" shall mean an individual, corporation, limited liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof or other entity of any nature whatsoever.

          "Private Company" shall mean any Person other than a Public Company.

          "Private Company Business Combination Transaction" means any Business Combination Transaction between the Company or any of its Subsidiaries and a Private Company or any of its Subsidiaries.

          "Public Company" shall mean a Person whose common stock or equivalent thereof is listed on the New York Stock Exchange, Inc. or quoted on the Nasdaq National Market and of which (i) the aggregate market value of such common stock exceeds $200,000,000, (ii) the aggregate market value of such common stock or equivalent thereof held by Persons who are not Affiliates, or any officer, director, employee or stockholder holding of record or beneficially more than 5% of any class of voting securities of such Person or any Subsidiary of any Person or any individual related by blood, marriage or adoption to such individual or any entity in which such Person or individual owns a greater than 5% beneficial interest of the Company exceeds $50 million and (iii) it is reasonably anticipated that such common stock will continue to be listed on The New York Stock Exchange, Inc. or quoted on the Nasdaq National Market upon the consummation of the applicable transaction, in each case on the date the applicable transaction agreement with such Public Company is entered into by the Company or any of its Subsidiaries

          "Public Company Business Combination Transaction" means any Business Combination Transaction between the Company or any of its Subsidiaries and a Public Company or any of its Subsidiaries.

          "Qualified Public Offering" shall mean the closing of an underwritten public offering of shares of Common Stock pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) filed by the Company under the Securities Act of 1933, as amended, in which (i) the Company receives aggregate gross proceeds (before deduction of underwriting discounts and expenses of sale) of at least $50,000,000, (ii) the per share price at which such shares are sold in the offering (before deduction of underwriting discounts and expenses of sale) is at least two times $5.50 per share, subject to adjustment to such price pursuant to subsections 5(e), (f), (g), (i) and (j) of this Certificate of Designations provided, that if the Series A-2 Preferred Stock has been
                  --------
     issued, the $5.50 per share price referred to above shall be changed to the weighted average of the issuance price of all shares of Preferred Stock that have theretofore been issued and (iii) the Common Stock has been accepted for listing on The New York Stock Exchange, Inc. or admitted for quotation to the Nasdaq National Market, subject to official notice of issuance.

          "Stockholders Agreement" shall mean the Stockholders Agreement dated July 12, 2000 among the Company, the Purchaser (as defined in the Investment Agreement) Cambridge Telecom, Inc. and Geneseo Communications, Inc.

          "Subsidiary" shall mean, with respect to any Person, any other corporation, limited liability company, association or other business entity of which at least 50% of the shares of the voting stock or other voting rights are owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of such Person.

          IN WITNESS WHEREOF, iPCS, INC. has caused this certificate to be duly executed by its Chief Executive Officer this 12th day of July, 2000.


                                                     iPCS, INC.

                                                     By:/s/ Timothy M. Yager
                                                            --------------------
                                                     Name:  Timothy M. Yager
                                                     Title: President and CEO

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